UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2012

TALEO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 452-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2012, the Compensation Committee (“Committee”) of the Board of Directors of Taleo Corporation (“Taleo”) approved the methodologies and metrics for the payment of quarterly and annual bonuses, if any, for fiscal 2012 to Taleo’s named executive officers, other than the chief executive officer. Each individual’s actual bonus will be determined by an individualized formula based on the achievement of a variety of yearly and quarterly performance objectives, including bookings, billings, margin, free cash flow, and non-recruiting bookings. 40% of the actual bonus payment will be determined based on annual results, and 60% will be determined based on quarterly results. It is possible to exceed on-target achievement and receive a bonus payment in excess of the bonus payment payable for on-target achievement. Bonus payments are anticipated to be made both quarterly and yearly, depending on the relevant performance objective. The Committee determines the actual bonus payments for all of the named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ DOUGLAS C. JEFFRIES
Douglas C. Jeffries
Executive Vice President and Chief Financial Officer

Date: January 13, 2012